Exhibit 99.1

TurboChef Provides Update on Stock Option Review

Atlanta, Georgia, June 19, 2007 - TurboChef Technologies, Inc. (NASDAQ: OVEN) today announced an update to the on-going review of the Company’s stock option grant practices. The review is being conducted under the oversight of the Audit Committee of the Board of Directors with the assistance of outside legal counsel and accounting experts.

At this time the review, which covers the Company's stock option grants for the period from January 1, 1997 through the present, has not been completed, nor have final conclusions been reached. However, preliminary conclusions have been reached that different measurement dates should be used for financial accounting purposes for certain stock option grants issued in the past.

Although the review is still on-going, upon the recommendation of the Audit Committee and management, the Company’s Board of Directors has concluded that the Company will need to restate historical financial statements to recognize material non-cash charges for stock-based compensation expense for the affected periods. The Company does not expect the restatement to affect periods after December 31, 2005, except with respect to costs related to the investigation. Because the review has not been concluded, the amount of such charges, the resulting tax and accounting impact, and the specific periods that require restatement cannot be determined and may be different than presently anticipated. Accordingly, the Company today filed a Form 8-K with the Securities and Exchange Commission stating that previously issued financial statements covering one or more years for which the Company is required to provide financial statements under applicable regulations should no longer be relied upon. The Company intends to file its Form 10-K for 2006, its restated financial statements for affected prior periods and its quarterly report for the period ended March 31, 2007 as soon as practicable after the completion of the review.

About TurboChef Technologies, Inc.

TurboChef Technologies, Inc. is a leading provider of equipment, technology and services focused on the high-speed preparation of food products for the worldwide commercial primary cooking equipment market and is developing equipment for residential markets through the application of its high-speed cooking technologies. TurboChef’s user-friendly speed cook ovens employ proprietary combinations of heating technologies to cook a variety of food products at speeds faster than, and to quality standards that it believes are comparable or superior to, that of conventional heating methods. The address of TurboChef’s principal executive offices is Six Concourse Parkway, Suite 1900, Atlanta, GA 30328. Visit TurboChef at www.turbochef.com.

For more information, contact:

James A. Cochran
Senior Vice President and Chief Financial Officer
TurboChef Technologies, Inc.
Six Concourse Parkway
Suite 1900
Atlanta, Georgia 30328
(678) 987-1700

Forward-Looking Statements

Certain statements in this release, and other written or oral statements made by or on behalf of TurboChef, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, guidance, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: the uncertainty of market acceptance and demand for the Company’s products, the ability to obtain additional financing necessary to expand operations, the uncertainty of consumer acceptance of new products or technologies that may be offered by TurboChef, the dependence on a limited number of customers, relationships with and dependence on third-party equipment manufacturers and suppliers, impact of competitive products and pricing, uncertainties related to the time and expenditures needed by the Company to complete its investigation regarding the Company’s stock option grants and practices, whether or not the investigation would lead to discovery of additional accounting errors or other adverse facts, the results of government inquiries and possible regulatory action or private litigation, whether the Nasdaq Listing Qualifications Panel, which is considering Nasdaq Staff Determinations regarding the Company’s failure to satisfy Marketplace Rule 4310(c)(14) relating to the Company’s failure to file certain periodic reports with the SEC, will grant a favorable decision and, if an unfavorable decision is rendered, the Company’s stock would no longer remain listed on The Nasdaq Global Market, when the Company will be able to file any future SEC reports, and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “looking forward,” “believe,” “expect,” “likely,” “should” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statement was made. TurboChef Technologies, Inc. undertakes no obligation to publicly update any forward-looking statements, whether as a result of future events, new information or otherwise.